Exhibit 99.1

For Immediate Release	May 27, 2010
Crown Crafts, Inc. Acquires Bibsters® from The Procter & Gamble Company
Gonzales, Louisiana — Crown Crafts, Inc. (the “Company”) (NASDAQ-CM: CRWS) today announced that Hamco, Inc. (“Hamco”), a wholly-owned subsidiary of the Company, has acquired the Bibsters® product, including related intellectual property, from The Procter & Gamble Company (“P&G”) (NYSE: PG). Bibsters®, originally introduced by P&G in 2003, is a disposable bib that provides coverage for infants and toddlers while feeding.
At closing, which was effective as of the close of business today, P&G assigned its intellectual property related to the Bibsters® product to Hamco, including 26 patents and 44 trademarks which have been awarded throughout the world. In a separate but related transaction, Hamco also acquired the inventory associated with the Bibsters® product line. Hamco plans to integrate the distribution of the Bibsters® product line into the Company’s facilities in Compton, CA.
“We are thrilled to find an opportunity that will complement last year’s acquisition of Neat Solutions by expanding our business in the disposable products category,” commented E. Randall Chestnut, Chairman, President and Chief Executive Officer of the Company. “Hamco already has the overwhelming market share in reusable bibs, and we are confident that the Bibsters line of disposable bibs will solidify Hamco’s position as the overall leader in infant and toddler bibs. We anticipate that the acquisition will result in an annual increase in our net sales of $3 million and will be swiftly accretive to our earnings. The Bibsters customer base and channels of distribution are consistent with those of Hamco’s existing products, and we are confident that there are additional placement opportunities for Bibsters,” Mr. Chestnut continued.
About Crown Crafts, Inc.
Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding and blankets; nursery and bath accessories; reusable and disposable bibs and floor mats; burp cloths; room décor; and disposable placemats, toilet seat covers and changing mats. The Company’s operating subsidiaries include Crown Crafts Infant Products, Inc. in California and Hamco, Inc. in Louisiana. Crown Crafts is America’s largest producer of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers. The latest news about Crown Crafts can be found at www.crowncrafts.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.
Contact:
For Hamco, Inc.:
Ms. Janet Talbot
Vice President of Sales and Marketing
Hamco, Inc.
(225) 647-9123